UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 12, 2010
GATX Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Under the GATX Corporation (the “Company”) Cash Incentive Compensation Plan (the “CICP”), participants are eligible to receive annual incentive awards based on the extent to which pre-established financial performance goals are achieved. The following executive officers of the Company are participants in the CICP: Brian A. Kenney (Chief Executive Officer and Chairman of the Board); Robert C. Lyons (Senior Vice President and Chief Financial Officer); James F. Earl (Executive Vice President and Chief Operating Officer); Deborah A. Golden (Senior Vice President, General Counsel and Secretary); and Clifford J. Porzenheim (Senior Vice President, Strategic Growth) (each, a “Named Executive Officer”). Historically, the Company has paid annual incentive awards earned under the CICP entirely in cash. For 2010, however, the Company has determined that any annual incentive awards earned under the CICP will be paid 50% in cash and 50% in restricted stock units (“RSUs”). Any RSUs granted pursuant to the CICP will be granted under the Company’s 2004 Equity Incentive Compensation Plan, as amended.
     To the extent any annual incentive awards are earned under the CICP in 2010, such awards will be paid to plan participants in the first quarter of 2011 and, at that time, each Named Executive Officer will enter into a Restricted Stock Unit Agreement (an “RSU Agreement”) with the Company setting forth the terms of the RSUs. The grant date for the RSUs will be the date that the cash portion of the CICP award is paid (the “Grant Date”). The number of RSUs a plan participant receives will be based on the average of the closing prices of the Company’s common stock on the four Fridays preceding the date of the meeting of the Compensation Committee of the Board of Directors (the “Committee”) at which the Committee certifies that the required financial performance goals have been met. 50% of the RSUs will vest on the first anniversary of the Grant Date, and the remainder will vest on the second anniversary of the Grant Date. RSUs will be forfeited if a Named Executive Officer resigns from the Company prior to vesting. If a Named Executive Officer’s employment is terminated prior to vesting due to the elimination of his or her position, retirement, death or disability, the RSUs will continue to vest on the schedule provided by the terms of the RSU Agreement. The RSUs will earn dividend equivalents that will be paid on the applicable vesting dates.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION (Registrant)
/s/ Deborah A. Golden
Deborah A. Golden
Senior Vice President, General Counsel and Secretary (Duly Authorized Officer)

Date: March 19, 2010